Exhibit 10.4
                                   AGREEMENT

Dated:            Effective as of March 31, 2004

Between:          Stephen D. Wilson ("Wilson")

And:              California Clean Air, Inc. ("Company")

         WHEREAS, Wilson has advanced certain operating funds to the Company which, as of the date of this Agreement, total in the aggregate the sum of $133,184 ("Sums Advanced")

         WHEREAS, Wilson and Company desire to set forth their agreement and understanding with respect to the right of Wilson to demand repayment by the Company of the Sums Advanced.

         NOW THEREFORE, IT IS AGREED AS FOLLOWS:

         1. The Sums Advanced shall be considered a non- interest bearing loan by Wilson to the Company which shall be repaid on demand.

         2. Wilson agrees not to demand repayment of the Sums Advanced until July 1, 2005, after which date Wilson shall be entitled to demand repayment, in whole or in part, of the Sums Advanced.

         3. The Company shall make payment to Wilson within five (5) business days after receipt from Wilson of written demand for payment, which demand shall set forth the amount to be repaid.

         4. In the event that Wilson shall be required to undertake any collection action against the Company to recover any amounts owing hereunder, Wilson shall be entitled to the recovery of his collection costs, including reasonable attorney's fees.

         5. The Agreement shall be governed by the laws of the State of Oregon. This Agreement represents the entire agreement and understanding of the parties with respect to its subject matter and supercedes any and all prior agreements and understandings, written or oral with respect to the subject matter of this Agreement. This Agreement shall be binding on the respective heirs, legatees, executors, administrators, successors and assigns of the parties.

         WHEREAS, this Agreement is deemed effective as of the date first above written.

CALIFORNIA CLEAN AIR, INC.

By:  /s/ STEPHEN D. WILSON                                /s/ STEPHEN D. WILSON
     Stephen D. Wilson, President                         Stephen D. Wilson